UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                October 1, 1997
                              -------------------


                         Commission file number 0-28392
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                            HARVARD SCIENTIFIC CORP.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Nevada                                                88-0226455
-----------------------------                            -----------------------
(State of other jurisdiction                               (I.R.S. Employer
of incorporation or                                        Identification No.)
organization)



100 N. Arlington Ave., Suite 23P, Reno, NV                          89501
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(Address of principal executive offices)                          (Zip Code)




Registrant's Telephone number, including area code:   (702) 796-1173
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Item No. 5.       Other Events
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     On October 1, 1997, the Company filed a complaint for declaratory  judgment of non-infringement of U.S. Patent No. 4,801,587 (the "587 patent") in the United States District Court for the District of Nevada. The corporation is the only plaintiff in the matter and VIVUS, Inc. is the only defendant.

     On or about August 29, 1997, defendant VIVUS sent a letter to the corporation claiming that the corporation's product for the treatment of male erectile disfunction, PGE1, infringed on claim 6 of the 587 patent. Defendant VIVUS claims to be the owner of the patent in question.

     On September 16, 1997, the corporation responded to VIVUS' August 29, 1997 letter and advised VIVUS that the company's new method for the treatment of male erectile disfunction does not infringe upon claim 6 of the 587 patent VIVUS claimed to own. The corporation's response identified several requirements of that claim which are completely absent in the corporation's method.

     On or about September 19, 1997, defendant VIVUS responded to Harvard's September 16, 1997 letter and reiterated its claim of infringement.

     Through the action filed in the United State District Court in the District of Nevada, the corporation seeks a declaratory judgment that the method developed and used by the company for the treatment of male erectile disfunction does not infringe upon claim 6, or any other claim, of the 587 patent. The company also seeks recovery of its costs and reasonable attorney's fees in connection with this action.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     HARVARD SCIENTIFIC CORP.



Date: October 31, 1997                               /s/
                                                     ---------------------------
                                                     Don A. Steffens, President



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